                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           THE L.S. STARRETT COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                           THE L.S. STARRETT COMPANY

                              121 Crescent Street
                          Athol, Massachusetts 01331

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              September 19, 2001

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of The L.S. Starrett Company will be held at the office of the Company in Athol, Massachusetts, on Wednesday, September 19, 2001 at 2:00 p.m. for the following purposes:

  1. To elect a class of two directors, each to hold office for a term of three years and until his successor is chosen and qualified.

  2. To consider and act upon any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed July 27, 2001 as the record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments thereof, and to receive notice thereof. The transfer books of the Company will not be closed.

  You are requested to execute and return the enclosed proxy, which is solicited by the management of the Company.

                                          Steven A. Wilcox, Clerk

Athol, Massachusetts
August 17, 2001

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. IF YOU DESIRE TO VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING, YOUR PROXY WILL BE RETURNED TO YOU.

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                                      OF

                           THE L.S. STARRETT COMPANY

                              121 CRESCENT STREET
                          ATHOL, MASSACHUSETTS 01331

  The enclosed form of proxy and this Proxy Statement have been mailed to stockholders on or about August 17, 2001 in connection with the solicitation by the Board of Directors of The L.S. Starrett Company (the "Company") of proxies for use at the Annual Meeting of Stockholders to be held at the office of the Company in Athol, Massachusetts on Wednesday, September 19, 2001 at 2:00 p.m., or at any adjournments thereof, for the purposes set forth in the accompanying notice of annual meeting of stockholders.

  It is the intention of the persons named as proxies to vote shares represented by duly executed proxies for the proposals described in this Proxy Statement unless contrary specification is made. Any such proxy may be revoked by a stockholder at any time prior to the voting of the proxy by a written revocation received by the Clerk of the Company, by properly executing and delivering a later-dated proxy, or by attending the meeting, requesting return of the proxy and voting in person. A proxy, when executed and not so revoked, will be voted at the meeting, including any adjournments thereof; and if it contains any specifications, it will be voted in accordance therewith.

  Stockholders of record as at the close of business on July 27, 2001 will be entitled to vote at this meeting. On that date, the Company had outstanding and entitled to vote 5,016,375 shares of Class A Stock and 1,439,885 shares of Class B Stock. Each outstanding share of Class A Stock entitles the record holder thereof to one vote and each outstanding share of Class B Stock entitles the record holder thereof to ten votes. The holders of Class A Stock are entitled to elect 25% of the Company's directors to be elected at each meeting and such holders voting together with the holders of Class B Stock as a single class are entitled to elect the remaining directors to be elected at the meeting. Except for the foregoing and except as provided by law, all actions submitted to a vote of stockholders will be voted on by the holders of Class A and Class B Stock voting together as a single class. Pursuant to Massachusetts law, the Company's Board of Directors is divided into three classes with one class to be elected at each annual meeting of stockholders.

                           I. ELECTION OF DIRECTORS

  The Board of Directors has fixed the number of directors at seven and designated Thomas E. Mahoney, Douglas R. Starrett and Roger U. Wellington, Jr. to serve as Class I Directors; Douglas A. Starrett and William S. Hurley to serve as Class II Directors; and George B. Webber and Richard B. Kennedy to serve as Class III Directors; and, in the case of each director, until his successor is chosen and qualified.

  It is the intention of the persons named in the proxy to vote for the election of the two persons named below as Class III Directors, each to hold office for a term of three years and until his successor is chosen and qualified.

  The names and ages of the nominees for directors proposed by the management, their principal occupation, the significant business directorships they hold, the years in which they first became directors of the Company and the amount of securities of the Company beneficially owned by them as of July 27, 2001 are as follows:

                                                                Shares Beneficially
                                                                     Owned(1)
                                                                (Percent of Class)
                             Principal Occupation      Director ----------------------
       Name-(Age)                Directorships          Since    Class A      Class B
       ----------        ----------------------------  -------- ---------    ---------
CLASS III -- Director to be elected by Class A Stockholders:
Richard B. Kennedy
 (58)................... Executive Vice President,       1996         125(4)       --
                         GlobalBA.com, Inc.,                             (*)
                         Worcester, Massachusetts, e-
                         commerce service provider.
                         Formerly Vice President
                         Marketing, Saint-Gobain
                         Abrasives, Worcester,
                         Massachusetts, producer of
                         abrasives products.

CLASS III -- Director to be elected by Class A and Class B Stockholders voting together:
George B. Webber (80)... Vice President, Webber Gage     1962      70,193(6)    79,435(6)
                         Division of the Company.                     1.4%         5.5%

  The following table sets forth the names and ages of the Class I and II Directors, their principal occupations, the significant business directorships they hold, the years in which they first became directors of the Company and the amount of securities of the Company beneficially owned by them as of July 27, 2001:

                                                                 Shares Beneficially
                                                                      Owned(1)
                                                                 (Percent of Class)
                              Principal Occupation      Director ----------------------
       Name (Age)                 Directorships          Since    Class A      Class B
       ----------         ----------------------------  -------- ---------    ---------
CLASS I -- Directors serving until 2002 Annual Meeting of Stockholders:
Thomas E. Mahoney (59)..  Retired President, Consumer     2000          --           --
                          Sales, Americas, The Stanley
                          Works, New Britain,
                          Connecticut, producer of
                          consumer and industrial
                          tools and other products.
Douglas R. Starrett       Chairman and CEO of the         1952      58,357(2)    50,665(2)
 (81)...................  Company.                                     1.2%         3.5%

Roger U. Wellington, Jr.  Treasurer and Chief             1987       8,041(3)     2,988(3)
 (60)...................  Financial Officer of the                        (*)          (*)
                          Company.


CLASS II -- Directors serving until 2003 Annual Meeting of Stockholders:
William S. Hurley (57)..  Formerly Senior Vice            1993         200(4)        --
                          President
                          and Chief Financial Officer,                    (*)
                          Applied Science and
                          Technology, Inc., producer
                          of equipment utilized in the
                          semiconductor and
                          telecommunications
                          industries.
Douglas A. Starrett
 (49)...................  President of the Company.       1984      14,240(5)    21,097(5)
                                                                          (*)       1.5%

--------
(1) Includes shares beneficially owned as defined in applicable rules of the Securities and Exchange Commission, whether or not the interest in such shares is disclaimed by the nominee. All shares are held with sole voting and investment power except as indicated below for certain nominees.
(2) Includes 9,182 Class A and 21,374 Class B shares held with shared voting and investment power, 4,810 Class A and 685 Class B shares held with shared voting power only and 4,183 Class A and 4,256 Class B shares held with sole voting power only. Douglas R. Starrett is the father of Douglas
     A. Starrett, the President of the Company.
(3) Includes 2,875 Class A and 944 Class B shares held with shared voting and investment power and 5,166 Class A and 2,044 Class B shares held with sole voting power only.
(4)  Shares are held with shared voting and investment power.
(5) Includes 414 Class A and 550 Class B shares held with shared voting and investment power and 8,677 Class A and 1,776 Class B shares held with sole voting power only. Douglas A. Starrett is the son of Douglas R. Starrett, the Chairman and CEO of the Company.
(6) Includes 4,123 Class A and 2,573 Class B shares held with sole voting power only.
(*)  Less than 1%.

  At July 27, 2001, the directors' and officers' beneficial ownership of the Company's Common Stock consisted of 155,111 Class A and 154,600 Class B shares (3.1% and 10.7%, respectively, of the outstanding shares). Of these shares, Anthony M. Aspin, Vice President Sales of the Company, owned 3,307 Class A and 315 Class B shares. All shares beneficially owned by the directors and officers were held with sole voting and investment power, except that 12,814 Class A and 22,868 Class B shares were held with shared voting and investment power, 4,810 Class A and 685 Class B shares were held with shared voting power only and 25,438 Class A and 10,964 Class B shares were held with sole voting power only.

  Harold J. Bacon, Douglas A. Starrett and Roger U. Wellington, Jr., as Trustees under the Company's 401(k) Stock Savings Plan and Employee Stock Ownership Plan, c/o the Company, 121 Crescent Street, Athol, Massachusetts 01331, at July 27, 2001 owned beneficially 1,196,898 Class A and 332,885 Class B shares (23.9% and 23.1%, respectively, of the outstanding shares) of Common Stock of the Company, all of which were held with sole dispositive power subject to the terms of the respective Plans. Except for an aggregate of 26,959 Class A and 11,334 Class B shares allocated to the accounts of Douglas
A. Starrett, Roger U. Wellington, Jr., George B. Webber and Douglas R. Starrett in the Plans, such shares are not reflected in the holdings in the above table.

  All of the nominees and directors listed above have had the principal occupations listed for at least five years except for William S. Hurley who was Vice President and CFO of CYBEX International, Inc. until 1999, and Richard B. Kennedy who was Vice President, Marketing, Saint-Gobain Abrasives until 1999.

  The following table sets forth the persons or groups known by the Company to be beneficial owners of more than 5% of the Company's Common Stock who are not disclosed as such elsewhere in this Proxy Statement.

                                                          Amount and
                                                           Nature of
                                   Name and Address       Beneficial    Percent
Title of Class                   of Beneficial Owner       Ownership    of Class
--------------                 ------------------------ --------------- --------
Class A....................... Dimensional Fund         276,650 shares*    5.5
                               Advisors 1299 Ocean Ave
                               Santa Monica, CA 90401

                               Private Capital          659,800 shares*   13.2
                               Management 3003 Tamiami
                               Trail North Naples, FL
                               34103

--------
*  All shares are held with sole voting and investment power.

  During the fiscal year ended June 30, 2001, there were six meetings of the Company's Board of Directors, three meetings of the Audit Committee and one meeting of the Salary (Compensation) Committee. The members of the Audit Committee during fiscal 2001 were Messrs. Kennedy, Hurley and Mahoney. In general, the Audit Committee recommends to the Board of Directors the independent auditors to be selected and confers with the Company's independent auditors to review the audit scope, the Company's internal controls, financial reporting issues, results of the audit and the range of non-audit services. See also "Relationship with Independent Accountants" below. The members of the

Salary Committee during fiscal 2001 were Messrs. Kennedy, Hurley, Mahoney and Douglas R. Starrett. The function of the Salary Committee is to review the salaries of key management personnel. The Company does not have a standing nominating committee.

  Directors who are not employees of the Company receive an annual retainer fee of $6,000 payable in quarterly installments and a fee of $700, plus expenses, for each Board of Directors and committee meeting that they attend. Only one meeting attendance fee is paid for attending two meetings on the same day. All directors attended at least 75% of the aggregate number of all meetings of the Board of Directors and of all committees on which they served. Non-employee directors may elect to defer part or all of their director's fees in which event such deferred fees and interest thereon will generally be payable in five equal annual installments after they cease to be a director.

A. Audit Committee Report

  The Audit Committee is chaired by Mr. Hurley. The Board of Directors has determined that Messrs. Kennedy and Hurley are "independent" Audit Committee members under the rules of The New York Stock Exchange. Mr. Mahoney may not qualify as "independent" under such rules because he has provided the Company with certain consulting services at a total cost to the Company of less than $5,000. Nonetheless, the Board of Directors has determined, in light of the relatively limited monetary value of the consulting relationship, that Mr. Mahoney's independent judgement on all matters relating to the Audit Committee will not be compromised and that it is in the best interests of the Company and its shareholders that Mr. Mahoney serve as a member of the Audit Committee. The Board of Directors has approved the written charter that is included in this proxy statement as Appendix A.

  With respect to fiscal 2001, the Audit Committee will meet on September 19, 2001, prior to the issuance of the Company's Annual Report on Form 10-K, to:

  . review and discuss the audited financial statements with the Company's management;

  . discuss with Deloitte & Touche, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

  . discuss with Deloitte & Touche its independence and receive from Deloitte & Touche the written disclosures and letter required by Independence Standards Board Standard No. 1.

  Based upon these reviews and discussions, the Audit Committee will recommend to the Board of Directors whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001 for filing with the SEC.

  For fiscal year 2001, the management of the Company, Deloitte & Touche, and the chairman of the Audit Committee have met by telephone to discuss and resolve any outstanding issues regarding the Company's earning reports and financial statements prior to each public release of such reports or statements.

  The following table sets forth the estimated aggregate fees billed to the Company for the fiscal year ended June 30, 2001, by the Company's principal accounting firm, Deloitte & Touche:

   Audit Fees......................................................... $260,000
   Financial Information System Design and Implementation Fees........ $    --
   Tax Returns and Related Compliance................................. $130,000
   All Other Fees..................................................... $ 40,000

  Deloitte & Touche did not provide any services related to financial information systems design and implementation during fiscal 2001.

  The Audit Committee has considered and determined that the provision of the above non-audit services is compatible with maintaining the auditor's independence.

                                Audit Committee

                               William S. Hurley
                              Richard B. Kennedy
                               Thomas E. Mahoney

  This report of the Audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

B. Compensation Committee Report

  During fiscal 2001 the Compensation Committee of the Company was chaired by Richard B. Kennedy. The members of the Committee are all the outside directors and the Chairman and CEO of the Company. The Committee reviews and sets compensation for the executive officers. The Chairman and CEO is not present when his compensation is considered.

  Setting compensation is not done by strict formula. It is a subjective judgment based on the following factors.

  We do not look at the performance of just one year, but for a number of years, and consider the economic climate in all areas of the world where we operate. We look at how both stockholders and employees at all locations have fared during these periods.

  In particular, we look at stockholders' equity, which shows the value of the Company to the stockholders. We also look at the dividend policy of the Company to make sure that it is consistent or improving, since this is important to all stockholders. At the same time, we must see that there are funds left in the Company to provide for growth.

  We consider stock price movement, bearing in mind that the stock market is generally short-term oriented and subjected to pressures that are not under the control of executive officers.

  Compensation is primarily made up of basic salary and bonus. We make a judgment based on the above listed considerations and on competitive compensation of companies of similar size and in similar fields, as shown by a national survey, The National Executive Compensation Survey. This is the most comprehensive survey of its kind. It covers top executive positions for manufacturing organizations by sales volume. We also draw on our knowledge of the market cost of any executive who might have to be replaced.

  The variable pay for the executive officers who have Company-wide responsibility is the bonus plan. This plan is based upon the return on equity and the net margin on sales. No bonuses are awarded unless a certain minimum is exceeded. Awards for Company performance above that minimum are made by the judgment of the Compensation Committee.

  There are also long-term incentives for everyone in the Company, including the officers, to own Company stock. This is available by way of a 401(k) plan and stock option plans approved by stockholders.

  The Company does not have special perks for executives that are not available to everyone in the Company, and we maintain a common sense relationship between executive pays and average pays.

  Looking at the results for fiscal 2001, we see that both stockholders' equity and the dividend payout of the Company have held steady. Our stock price levels throughout the year have improved slightly but are still down from where we normally are in keeping with what is going on in the stock market as a whole. Our return on equity and net margin on sales are both down reflecting the depressed economies, both domestically and worldwide. Consequently, the base pays for the executive officers are again being held with no increase, which makes the third year in a row. Also reflecting this year's results, there is again no bonus variable part of pay.

  Our final comment this year is the same as last year because the economic climate is so similar. We do recognize that the results for the year are greatly affected by the economy, particularly in the industrial manufacturing area where the Company is strong and is affected the most. When the economic climate we are operating in is not the best, we look for better management performance, because this is when it is needed the most. This takes the form of keeping the organization working together and laying the groundwork for a better future. This has been done and we are now stronger for it. We pay on results, however, and we expect the work being done in the Company during this period will pay off for everyone in the future, when the economies of the world are in better shape.

                            Compensation Committee

                         Richard B. Kennedy, Chairman
                               William S. Hurley
                               Thomas E. Mahoney
                              Douglas R. Starrett

         Compensation Committee Interlocks and Insider Participation:

  There were no Compensation Committee interlocks during the last fiscal year. Douglas R. Starrett, Chairman and CEO of the Company, served as a member of the Company's Compensation Committee during fiscal 2001.

C. Remuneration

  The following information is given on an accrual basis for the last three fiscal years with respect to the executive officers of the Company who earned at least $100,000 in fiscal 2002:

                                          Annual       Long-Term
                                       Compensation   Compensation
                                      --------------- ------------
                                              Bonus/
                                              Profit                 All Other
       Name and Position         Year Salary  Sharing   Options    Compensation*
       -----------------         ---- ------- ------- ------------ -------------
D.R. Starrett................... 1999 304,000 52,890       500         3,500
 Chairman and CEO                2000 304,000    --        700         3,333
                                 2001 304,000    --        400         3,653

D.A. Starrett................... 1999 200,000 34,795       200         3,333
 President                       2000 200,000    --        900         3,333
                                 2001 200,000    --        600         3,333

A.M. Aspin...................... 2001 118,000  6,200       254           421
 Vice President Sales

G.B. Webber..................... 1999 110,000  2,860     1,246         1,833
 Vice President                  2000 110,000    --      1,196         1,880
 Webber Gage Division            2001 110,000    --        --          1,943

R.U. Wellington, Jr. ........... 1999 168,000 29,230     1,414         2,800
 Treasurer and CFO               2000 168,000    --      3,158         3,287
                                 2001 168,000    --      3,982         2,800

--------
* Consists of the market value of the one-third matching shares allocated under the Company's 401(k) plan.

D. Retirement Plan

  The Company's Employees' Retirement Plan covers all domestic employees who have at least one year of service and have attained age 21. Benefits under the Retirement Plan are determined by reducing a formula amount calculated under the Retirement Plan by 90% of the annuity value of the employee's vested account balance, if any, under The L.S. Starrett Company Employee Stock Ownership Plan (the "ESOP"). See below, "Employee Stock Savings and Ownership Plans." At no time will the benefit of any participant under the Retirement Plan be less than such participant's benefits, if any, under the Retirement Plan before establishment of the ESOP. The formula amount calculated under the Retirement Plan is based on the sum of 1.25% of the employee's average base salary up to his Social Security Covered Compensation plus 1.70% of the employee's average base salary over Covered Compensation, times the number of years of service up to but not exceeding 35 years. An employee's average base salary is his average base salary for the five consecutive highest paid of his last ten years of employment.

  Pursuant to provisions of the Internal Revenue Code of 1986, as amended, in general, annual compensation that may be taken into account in computing a participant's benefit under the plan is limited (to $170,000 for the plan year starting in 2001) and annual annuity benefits may not exceed a specified dollar limit (in general for 2001, $140,000). The Company has established a Supplemental Executive Retirement Plan ("SERP") to provide on an unfunded basis out of the general assets of the Company benefits earned under the Retirement Plan formula that are in excess of Internal Revenue Code limits. At July 1, 2001, under the Retirement Plan and SERP the credited years of service of certain executive officers of the Company and their credited salaries for the fiscal year then ended were as follows: Douglas R. Starrett-- 35 years, $304,000; George B. Webber--35 years, $110,000; Douglas A. Starrett--24 years, $200,000; and Roger U. Wellington, Jr.--16 years, $168,000.

  The following table sets forth estimates of the pre-offset formula benefit amount for employees in various salary and years-of-service categories, calculated as a benefit payable as if an employee retired in 2001 at age 65. In the case of any employee with a vested account balance under the ESOP, the formula benefit amount under the Retirement Plan would be subject to offset by 90% of the annuity value of the ESOP vested account balance, but no deduction would be made for Social Security benefits or other offset amounts.

                              PENSION PLAN TABLE

                                          Years of Credited Service
         Average Annual            -------------------------------------------------------------------
            Earnings                 15                       25                        35
         --------------            ------                   -------                   -------
            $100,000               22,988                    38,314                    53,639
             125,000               29,363                    48,939                    68,514
             150,000               35,738                    59,564                    83,389
             175,000               42,113                    70,189                    98,264
             200,000               48,488                    80,814                   113,139
             225,000               54,863                    91,439                   128,014
             250,000               61,238                   102,064                   142,889
             275,000               67,613                   112,689                   157,764
             300,000               73,988                   123,314                   172,639
             325,000               80,363                   133,939                   187,514

E. Employee Stock Savings and Ownership Plans

  The Company maintains for its domestic employees an Employee Stock Ownership Plan (ESOP), established in 1984, and a 401(k) Stock Savings Plan (401(k)
Plan), which was established in 1986. Both are designed to supplement retirement benefits provided under the Company's Retirement Plan and to enable employees to share in the growth of the Company.

  In November 1984 the ESOP purchased 800,000 shares of stock from the Company using funds obtained from borrowings guaranteed by the Company that were repaid over a ten year period. With the exception of any forfeitures, all available ESOP shares have been allocated to participant accounts.

  Employees who retire, die, or otherwise terminate employment under the ESOP will be entitled to receive their vested account balance, which will generally be distributed at the same time that the employee is eligible to begin receiving a benefit under the Retirement Plan. An amount equal to 90% of an employee's vested ESOP account balance, expressed in annuity form, will be used to offset the employee's benefit under the Retirement Plan. See above, "Retirement Plan."

  The 401(k) Plan is a savings and salary deferral plan that is intended to qualify for favorable tax treatment under Section 401(k) of the Internal Revenue Code. To be a participant an employee must have completed six months of service and be at least 18 years old. Plan participants may authorize deferral of a portion of their salary through payroll deductions. Participants may elect to have up to 15% of their compensation (as determined under the Plan) contributed to a trust fund established for the Plan as a salary deferral contribution.

  The Company contributes to the 401(k) Plan monthly on behalf of each participant a matching contribution equal to one-third of the first 1% of the participant's compensation (as determined under the plan) that the participant contributes as a salary deferral for such month. In addition, the Company may contribute to the Plan monthly an additional matching contribution equal to a portion of each participant's additional salary deferral contributions which are designated by the participant as Match-Eligible Elective Contributions. At present, the supplemental matching contribution is equal to one-third of the participant's Match-Eligible Elective Contributions. Salary deferral contributions vest immediately. Matching contributions vest after five years of service (as determined under the Plan) or upon the participant's death, disability or retirement, if earlier.

  Participants in the 401(k) Plan are not subject to Federal or state income tax on salary deferral contributions or on Company matching contributions or the earnings thereon until such amounts are withdrawn from the Plan. Matching Contributions and Match-Eligible Elective Contributions to the Plan are invested in the Company's Common Stock, subject to diversification starting at age 59 1/2. Other contributions to the Plan are invested in accordance with participant directions among various mutual funds made available for this purpose. Withdrawals from the Plan may only be made upon termination of employment, attainment of age 59 1/2 or in connection with certain provisions of the Plan that permit hardship withdrawals. The Plan also permits loans to participants.

  For the last three fiscal years ended June 30, 2001, Company matching contributions for all executive officers of the Company as a group were 1,765 shares and for all employees of the Company as a group were 70,469 shares.

F. Stock Option and Purchase Plans

  The Company currently has in effect for the benefit of eligible employees the 1997 Employees' Stock Purchase Plan (the "1997 Plan") to provide a convenient means for these employees to acquire an interest in the future of the Company by purchasing up to 800,000 shares of Common Stock. At June 30, 2001, there were 1,631 employees eligible to participate in the 1997 Plan.

  The option price to purchase shares of the Company's Common Stock under the 1997 Plan is the lower of 85% of the market price on the date of grant or 85% of the market price on the date of exercise (two years from the date of grant). The Company also sells treasury shares to employees under an Employees' Stock Purchase Plan adopted in 1952 (the "1952 Plan"). The Company, from time to time, purchases these shares in the open market to be held in treasury. The Company pays brokerage and other expenses incidental to purchases and sales under the 1952 Plan and employees may authorize regular payroll deductions for purchases of shares.

  The following table sets forth information regarding options for shares of the Company's Common Stock under the terms of the Company's stock option and purchase plans for the executive officers of the Company:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            Market
                                   As % of  Price
                   Class of Stock   Total     at                        Grant
                    and Number of  Employee Grant  Exercise Expiration   Date
                   Options Granted  Grants   Date  Price(1)    Date    Value(2)
                   --------------- -------- ------ -------- ---------- --------
D.R. Starrett.....    200 Class B      .6   $19.13  $16.26   11/21/02   $1,000
                      200 Class B     1.1    22.15   18.83     6/5/03    2,400

D.A. Starrett.....    500 Class B     1.4    19.13   16.26   11/21/02    2,700
                      100 Class B      .6    22.15   18.83     6/5/03      600

A.M. Aspin........    254 Class B     1.4    22.15   18.83     6/5/03    1,600

R.U. Wellington...  3,982 Class B    11.3    19.13   16.26   11/21/02   19,400

--------
(1) Exercise price represents 85% of market price on dates of grant. Exercise price will be 85% of market price on date of exercise, if lower.
(2) Based on the Black-Scholes option pricing model (assuming volatility of 28% and interest rates of 5.9 to 4.3%).

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR END VALUES

                                                                      Value of
                                                                    Unexercised
                                                        Number of     In-The-
                                                       Unexercised     Money
                                      Number            Options at   Options at
                                        of             Fiscal Year  Fiscal Year
                                      Shares   Value    End (None    End (None
                                     Acquired Realized Exercisable) Exercisable)
                                     -------- -------- ------------ ------------
D.R. Starrett.......................   --       --        1,100         1,730
D.A. Starrett.......................   --       --        1,500         3,360
A.M. Aspin..........................   --       --          254         1,080
G.B. Webber.........................   --       --        1,196           430
R.U. Wellington, Jr.................   --       --        3,982        16,880

G. Stock Performance Graph

  The following graph sets forth information comparing the cumulative total return to holders of the Company's Common Stock over the last five fiscal years with (1) the cumulative total return of the Russell 2000 Index ("Russell 2000") and (2) an index reflecting the cumulative total returns of the following companies ("Peer Group"): Badger, Brown & Sharpe, Chicago Rivet & Machine, Clarcor, Devlieg-Bullard, Eastern Co., Essef, Federal Screw Works, Gleason, Regal Beloit, Tennant and WD-40. Essef and Gleason total returns are included only for the first three years since they were acquired. Devlieg-Bullard is excluded from 2001 because of bankruptcy.



                             [GRAPH APPEARS HERE]
Peer Group              100.0    130.7    154.1    130.0    116.5    144.8
Russell 2000            100.0    123.9    144.1    167.9    170.4    194.9
Starret                 100.0    125.4    158.4    111.0     75.6     92.0
                        6/96     6/97     6/98     6/99     6/00     6/01

                  II. RELATIONSHIP WITH INDEPENDENT AUDITORS

  During the year ended June 30, 2001, Deloitte & Touche was engaged to perform the annual audit. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so; they will be available to respond to appropriate questions.

  The Company presently expects to engage Deloitte & Touche as auditors for the 2002 fiscal year, but the selection will not be made until the September 2001 meeting of the Company's Board of Directors.

                                 III. GENERAL

A. Solicitation and Voting

  In case any person or persons named herein for election as a director should not be available for election at the Annual Meeting, proxies in the enclosed form (in the absence of express contrary instructions) may be voted for a substitute or substitutes as well as for other persons named herein.

  As of the date of this statement your management knows of no business that will be presented to the Annual Meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last meeting of stockholders, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes.

  As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies in the attached form that do not contain specific instructions to the contrary will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

  A summary of the Annual Meeting of the Stockholders of the Company will be sent to each stockholder.

  The enclosed proxy is solicited by the Board of Directors of the Company. The cost of solicitation will be borne by the Company. Such solicitation will be made by mail and may also be made by the Company's officers and employees personally or by telephone or telegram. The Company will, on request, reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners. A proxy that is executed but that does not specify a vote for, against or in abstention will be voted in accordance with the recommendation of the Board of Directors contained herein.

  Consistent with state law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election tellers for the Annual Meeting. The two nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors.

  The election tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted in favor of or against, and will have no other effect on the election of directors.

B. Submission of Stockholder Proposals

  Stockholder proposals for inclusion in the Company's proxy statement for its 2002 Annual Meeting must be received by the Company no later than April 13, 2002.

  Under the Company's By-laws, stockholders who wish to make a proposal at the 2002 Annual Meeting--other than one that will be included in the Company's proxy statement--must notify the Company no earlier than April 21, 2002 and no later than May 21, 2002. If a stockholder who wishes to present a proposal fails to notify the Company by May 21, 2002, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company's By-laws, the proposal is brought before the meeting, then under the SEC's proxy rules the proxies solicited by management with respect to the 2002 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules.

  IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE STAMPED ENVELOPE ADDRESSED TO THE COMPANY AT ATHOL, MASSACHUSETTS. Stockholders who send in proxies, but attend the Annual Meeting in person, may withdraw their proxies and vote directly if they prefer or may allow their proxies to be voted with the similar proxies sent in by other stockholders.

August 17, 2001

                                                                     APPENDIX A

                           The L.S. Starrett Company
                        Charter of the Audit Committee
                           (as adopted June 6, 2000)

  I. Composition of the Audit Committee. The Audit Committee shall consist of not less than three members appointed by the Board of Directors who shall satisfy the independence and experience requirements of the New York Stock Exchange.

  II. Responsibilities and Powers of the Audit Committee. The responsibilities and powers of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities by:

  . reviewing and discussing with management and the independent auditors the quarterly and annual financial statements of the Company, including the accounting principles and procedures applied in their preparation and any changes in accounting policies;

  . reviewing with the outside auditor their review of the Company's system of internal control and its financial and accounting practices;

  . overseeing the audit process, including the scope and implementation of the annual audit;

  . reviewing with the CEO and CFO the systems relating to compliance with laws, rules, regulations and Company policies;

  . evaluating and recommending the selection of, and, where deemed appropriate, the replacement of, the independent auditors;

  . obtaining reports periodically from the outside auditor regarding the auditor's independence, including a delineation of all relationships between the auditor and the Company, discussing with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and if so determined by the Audit Committee, recommending that the Board of Directors take appropriate action to satisfy itself of the independence of the auditor;

  . preparing the report required by the Securities and Exchange Commission for inclusion in the Company's annual proxy statement;

  . reviewing and reassessing the adequacy of this charter annually and submitting it to the Board of Directors for approval; and

  . reviewing such other matters that the Board of Directors or the Audit Committee shall deem appropriate.

  The independent auditors of the Company shall be ultimately accountable to the Board of Directors, as assisted by the Audit Committee. The Board of Directors, with the assistance of the Audit Committee, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

  III. Meetings of the Audit Committee. The Audit Committee shall hold regularly scheduled meetings each year. Any member of the Audit Committee may call a meeting of the Audit Committee upon due notice to each other member. Any action of the Audit Committee shall be taken by the affirmative vote of a majority of the members. Any action of the Audit Committee may be taken without a meeting if all members of the Audit Committee consent thereto in writing. The Audit Committee shall report regularly to the Board of Directors. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.

  While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor or to assure compliance with laws, regulations or any internal rules of the Company.

                                     PROXY

                           THE L.S. STARRETT COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      OF THE L.S. STARRETT COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 19, 2001

    The undersigned hereby constitutes and appoints (i) Douglas A. Starrett, Douglas R. Starrett, and George B. Webber, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, and,
    (ii) where this proxy solicitation relates to shares allocated to the undersigned under the 401(K) Stock Savings Plan and Employee Stock Ownership Plan (the "Plan"), Douglas A. Starrett, Roger U. Wellington, Jr. and Harold J. Bacon, and each of them, as trustees under the Plans, to vote and act in the manner designated on the reverse side at the Annual Meeting of Stockholders of The L.S. Starrett Company (the "Company") to be held on the 19th day of September, 2001 at 2:00 p.m.
    at the office of the Company in Athol, Massachusetts, and any adjournments thereof, upon and in respect of all of the shares of the Class A and Class B Common Stock of the Company as to which the undersigned may be entitled to vote or act, or that are allocated to the undersigned under the Plans, respectively, with all the powers the undersigned would possess if personally present, and without limiting the general authorization hereby given, the undersigned directs that his vote be cast as specified in the Proxy. The undersigned hereby revokes any proxy previously granted to vote the same shares of stock for said meeting.

   ---------------                                            ---------------
     SEE REVERSE           CONTINUED AND TO BE SIGNED           SEE REVERSE
         SIDE                    ON REVERSE SIDE                    SIDE
   ---------------                                            ---------------
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                                                                             Please mark    -----
                                                                                                             your votes as    X
                                                                                                             indicated in   -----
                                                                                                             this example

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING
PROPOSAL AS SET FORTH IN THE PROXY STATEMENT:
ELECTION OF DIRECTORS:                                 The Shares represented hereby will be voted as directed herein but, if no direction is indicated hereon, they will be voted FOR or, where applicable,
NOMINEES:                  FOR       WITHHELD          in accordance with the terms of the trusts.
Class A Stockholders
(01) Richard B. Kennedy   [   ]       [   ]            This instrument delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this instrument.
Class A and B
Stockholders:                                          PLEASE MARK, SIGN, DATE AND RETURN THIS INSTRUMENT PROMPTLY IN THE
(02) George B. Webber     [   ]       [   ]            ENCLOSED ENVELOPE.

----------------------------------------------         Note: Please sign exactly as name(s) appears hereon. Joint owners should
For all nominees except as noted on line above         each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign corporate name in full by authorized officer.

                                 MARK HERE FOR ADDRESSED
                                 CHANGE AND NOTE BELOW     [   ]


Signature: ___________________________________ Date: ____________     Signature: ________________________________ Date: ____________
------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE